UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

Versartis, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4200 Bohannon Drive

Suite 250

Menlo Park, CA

(Address of principal executive offices)

94025

(Zip Code)

Registrant’s telephone number, including area code: (650) 963- 8580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 9, 2014, Francesco De Rubertis notified Versartis, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), effective December 9, 2014. At the time of his resignation, Mr. De Rubertis was an independent director and was not a member of any committee of the Board. Mr. De Rubertis indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On December 9, 2014, upon the recommendation of its Nominating and Corporate Governance Committee, the Board elected R. Scott Greer a director of the Company. Mr. Greer will serve as a Class I director until the Company’s 2015 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Greer has not been appointed to any committees of the Board.

As a non-employee director who is not affiliated with an institutional investor or venture investor of the Company, Mr. Greer will be entitled to receive:

(1)	cash compensation of $35,000 per year for his service as a Board member;
(2)

additional compensation for service as a member of any committee of the Board in accordance with the Company’s non-employee director compensation policy, in the event the Board appoints Mr. Greer to serve as the chairperson of any committee;

(3)

annually, on the date of the annual stockholders meeting and subject to continued service on the Board, an option to purchase 10,000 shares of the Company’s common stock, vesting annually over four years; and

(4)	reimbursement for his reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

In addition, in connection with his election, the Board granted Mr. Greer an option to purchase 35,000 shares of common stock pursuant to the Company’s 2014 Equity Incentive Plan. This option has an exercise price equal to the fair market value of the common stock on the grant date and vests annually over four years. The Company will also enter into an indemnification agreement with Mr. Greer substantially in the form filed as Exhibit 10.10 to its Registration Statement on Form S-1 (No. 333-193997), as amended, on March 6, 2014.

There are no arrangements or understandings between Mr. Greer and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Greer and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Greer and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2014		VERSARTIS, INC.

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer